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                                                                    EXHIBIT 10.2



                              CONSULTING AGREEMENT

                  THIS CONSULTING AGREEMENT (the "Agreement") dated as of ___________, 1998 by and between First American National Bank, having its principal offices in Nashville, Tennessee (hereinafter "FANB") and Beverly Douglas, Jr. (hereinafter "Consultant");

                              W I T N E S S E T H:

                  WHEREAS, FANB is regularly engaged in the business of banking and the providing of financial services; and

                  WHEREAS, The Middle Tennessee Bank ("MTB") has merged with and into FANB; and

                  WHEREAS, Consultant formerly served Chairman of the Board of Directors of MTB and was a principal shareholder of MTB and has significant experience and expertise in the businesses of banking and providing of financial services; and

                  WHEREAS, FANB wishes to engage Consultant to provide his assistance and services to FANB for their mutual benefit and profit; and

                  WHEREAS, Consultant is willing to provide assistance and services to FANB on the terms set out herein.

                  NOW, THEREFORE, premises considered, in consideration of the mutual covenants set out below, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto intending to be legally bound agree as follows:

                  1. ENGAGEMENT. FANB hereby retains Consultant for a term commencing on the date hereof and ending on December 31, 2000 (the "Term") on the terms and conditions set out in this Agreement; provided, however, that this Agreement shall be of no force and effect until the occurrence of the Effective Time of the merger of MTB with and into FANB pursuant to the Agreement and Plan of Merger by and between FANB and MTB dated as of May 26, 1998.

                  2. SERVICES. Throughout the Term and in a manner commensurate with his previous position with MTB, Consultant undertakes to provide his personal advice and counsel to FANB and/or its affiliates, including without limitation, First American Corporation ("FAC"), in connection with the business of banking and financial services. Specifically, Consultant agrees to provide his advice and counsel to FANB in connection with the ongoing operations of MTB as one or more branches of FANB. Consultant further agrees to perform certain duties in respect to the transition of MTB into one or more branches of FANB, to assist in maintaining and developing customer relationships, as well as Board, employee and community relationships, particularly including those originating in Maury County, and such other projects as may from time to time be identified by FANB. Such duties may include, without limitation,



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counsel and advice in connection with acquisitions or potential acquisitions to be made by FANB or FAC and/or their affiliates, and, service as Senior Chairman of FANB's Maury County Advisory Board of Directors. Consultant also agrees to serve in such additional capacities as may be mutually agreed between Consultant and FANB.

                  3. SCOPE OF SERVICE. The duties and obligations of Consultant under this Agreement are neither exclusive nor full-time. Subject to the provisions of Section 7 hereof, Consultant shall be free to pursue and conduct all other business activities.

                  4. REMUNERATION. In consideration of the services to be rendered by Consultant pursuant to this Agreement, FANB shall pay Consultant annual fees of Fifty Thousand Dollars ($50,000.00). FANB shall pay one twelfth (1/12) of such annual fees to Consultant monthly, on or before the last day of each calendar month, throughout the Term. FANB shall also reimburse Consultant for his reasonable and appropriate out-of-pocket travel and business expenses incurred in rendering services hereunder in accordance with FANB's policies and procedures relating to the reimbursement of such expenses. FANB shall also provide to Consultant, at FANB's expense, continued use of office space currently occupied by Consultant during the term of this Agreement.

                  5. TERMINATION. This Agreement, the Term hereof, and FANB's duty to pay Consultant the remuneration set out herein may be terminated:

                           (a) Upon the written mutual agreement of Consultant
and FANB;

                           (b) For Cause, as that term is defined herein, but
only at the election of FANB. For these purposes, "Cause" shall mean a good faith determination by the Board of Directors of FANB that (i) Consultant has been convicted of a crime involving fraud, theft, embezzlement, or other felony, (ii) Consultant knowingly or intentionally has breached any of the material terms of this Agreement, or (iii) Consultant has committed a violation of any laws and/or regulations applicable to FANB and/or its affiliates; or

                           (c) By FANB upon the death or total disability of
Consultant.

                  6. CONFIDENTIAL INFORMATION. Consultant acknowledges that in the course of his engagement by FANB he will have access to confidential proprietary information and data concerning the business of FANB and its affiliates, collectively, the "Information", which FANB desires to protect. Consultant understands that the Information, to the extent not otherwise published or known generally, is confidential and proprietary, and agrees not to reveal such Information to persons outside FANB; provided, however, that Consultant may reveal, utilize, and otherwise employ the Information in any manner required by law or as may be necessary in carrying out his duties hereunder. If this Agreement is terminated for any reason, the obligations contained in this Section 6 shall survive forever such termination.

                  7. RESTRICTIONS. During the Term of this Agreement and for a period of one (1) year thereafter, Consultant shall not, directly or indirectly, participate or be actively involved in, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director or otherwise with, or have





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any financial interest in, or aid or assist anyone else in the conduct of, any business which is in competition with FANB, FAC, or any subsidiary of either FAC or FANB, in any geographic area where such business is now or hereafter conducted; provided, however, that passive ownership of one percent (1%) or less of the outstanding voting stock of any corporation which is publicly traded shall not constitute a violation hereof.

                  8. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding between Consultant and FANB with respect to the subject matter hereof. There are no covenants, agreements, understandings, representations or warranties, oral or written, between Consultant and FANB relating to the subject matter of this Agreement other than those set forth herein.

                  9. WAIVER. No waiver of any right or remedy under any term of this Agreement shall in any event be deemed to apply to any subsequent default under the same or any other term contained herein.

                  10. SEVERABILITY. If any term or provision of this Agreement shall be held invalid or unenforceable, the remainder of this Agreement, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted. If it is determined that any term of this Agreement is unenforceable because of the duration or the geographic scope of this term, the duration or geographic scope of such term shall be reduced to the maximum time and geographic scope permitted by applicable law, and as so reduced, such term shall then be enforced.

                  11. NOTICES. Any notice or other communication required or permitted to be given under this Agreement shall be in writing and deemed to be properly given when delivered in person or three days after being sent by certified or registered United States mail, return receipt required, postage prepaid, addressed:

              If to Consultant:
              Beverly Douglas, Jr.
              908 West 7th Street
              Columbia, TN  38401

              If to FANB:                           With a copy to:
              First American National Bank          First American National Bank
              First American Center                 First American Center
              Nashville, TN  37237                  Nashville, TN  37237
              Attn:  Dale W. Polley                 Attn.:  General Counsel

Either party may change his or its address for notices hereunder from time to time in the manner set forth above.

                  12. JOINT PREPARATION. This Agreement is to have been prepared jointly by Consultant and FANB, and any uncertainty or ambiguity existing herein shall not be interpreted against either party, but shall be interpreted according to the rules of interpretation for arms-length agreements.




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                  13. RULES OF CONSTRUCTION. Unless the context otherwise
requires, words in the singular number include the plural, and in the plural include the singular, words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender. The names of the parties, the date, and the recitals set out above written are all a part of this Agreement. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience; they do not define, limit, construe, or describe the scope or intent of the provisions of this Agreement.

                  14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and either party hereto may execute this Agreement by signing one or more counterparts.

                  15. ACTIONS CONTRARY TO LAW. Nothing contained in this Agreement shall require Consultant or FANB to engage in any conduct or perform any act contrary to law.

                  16. COSTS. In the event of a dispute between Consultant and FANB involving the terms of this Agreement which results in the filing of suit, the prevailing party shall be paid and reimbursed by the other for all costs and expenses, including all defense costs, investigation costs, and reasonable attorneys' fees, paid or incurred by such prevailing party in connection with such dispute.

                  17. CHOICE OF LAW, JURISDICTION, VENUE. This Agreement is entered into and is intended to be performed in the State of Tennessee and shall be governed by the laws of this State. Any action, claim, or dispute relating to the terms of this Agreement shall be brought in the appropriate state or federal court physically located in Nashville, Davidson County, Tennessee.

                  18. AMENDMENT. This Agreement may be modified or amended only upon the written agreement of Consultant and FANB.

                  19. INDEPENDENT CONTRACTOR. The parties hereto acknowledge that Consultant will be an independent contractor of FANB retained to perform the services described herein, and that, as such, FANB shall not be responsible for the withholding of income taxes, FICA or other taxes. The parties hereto further acknowledge that Consultant will not be deemed an employee of FANB for any reason and that Consultant will not be entitled to participate in or receive benefits under any employee benefit plans available to employees of FANB.

                  20. ASSIGNMENT. This Agreement shall be binding upon, inure to the benefit of and be enforceable by each of FANB and its successors and assigns.



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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date first mentioned above.

                                                  FIRST AMERICAN NATIONAL BANK


                                                  BY:__________________________
ATTEST:_____________________
                                                  TITLE:_______________________


                                                  CONSULTANT


ATTEST:_____________________                      _____________________________
                                                  BEVERLY DOUGLAS, JR.





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